Keyco Fund, Inc. N-CSRS

EX-99.906CERT

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The Chief Executive Officer and the Chief Financial Officer of Keyco Fund, Inc. (the “Registrant”), each certify to the best of his and her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer:	Chief Financial Officer:

/s/ Joel D. Tauber	/s/ Ellen T. Horing
Joel D. Tauber	Ellen T. Horing

Date: May 28, 2025	Date: May 28, 2025